Exhibit 99.1

For Immediate Release

Abbott to Separate into Two Leading Companies in Diversified Medical Products and Research-Based Pharmaceuticals

Two publicly traded companies will offer shareholders distinct opportunities given unique investment identities, business profiles and attributes

Builds on a decade of strategic and operational advancements

Contact information: Media: Melissa Brotz (847) 935-3456 Scott Stoffel (847) 936-9502 Financial: Larry Peepo (847) 935-6722 Tina Ventura (847) 935-9390 Elizabeth Shea (847) 935-2211

ABBOTT PARK, Ill., Oct. 19, 2011 — Today Abbott announced that it plans to separate into two publicly traded companies, one in diversified medical products and the other in research-based pharmaceuticals. The diversified medical products company will consist of Abbott’s existing diversified medical products portfolio, including its branded generic pharmaceutical, devices, diagnostic and nutritional businesses, and will retain the Abbott name. The research-based pharmaceutical company will include Abbott’s current portfolio of proprietary pharmaceuticals and biologics and will be named later. Both companies will be global leaders in their respective industries.

“Today’s news is a significant event for Abbott, and reflects another dynamic change in our company’s 123-year history, strengthening our outlook for strong and sustainable growth and shareholder returns,” said Miles D. White, chairman and chief executive officer, Abbott.

Abbott’s proprietary pharmaceutical business has delivered market-leading performance with a sustainable mix of products and built a strong pipeline of proprietary medicines through internal discovery, in-licensing and collaboration efforts. Abbott also has leadership positions in its diversified businesses, including established pharmaceuticals, nutritionals, diagnostics, and vascular devices, where the company is now the global leader in interventional cardiology.

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Creating Two Dynamic Health Care Companies

The research-based pharmaceutical company has nearly $18 billion in annual revenue today and will have a sustainable portfolio of market-leading brands, including Humira, Lupron, Synagis, Kaletra, Creon and Synthroid.  An attractive pipeline of innovative R&D assets — in important specialty therapeutic areas such as Hepatitis C, immunology, chronic kidney disease, women’s health, oncology and neuroscience — will help drive future growth.

The diversified medical products company has approximately $22 billion in annual revenue today and a durable mix of products balanced across four major businesses.  It will continue to target double-digit ongoing earnings-per-share growth, with opportunities for geographic expansion, particularly in high-growth emerging markets.  The company will have an extensive, broad-based pipeline of new products and technologies as well as opportunities for significant margin expansion.

Mr. White will remain chairman and CEO of Abbott, the diversified medical products company.  Richard A. Gonzalez, currently executive vice president, Global Pharmaceuticals, will become chairman and CEO of the research-based pharmaceutical company.  Mr. Gonzalez is a more than 30-year Abbott veteran and was previously president and chief operating officer of Abbott.

Profiles of the Two Companies

The two companies have evolved into distinct investment and business opportunities:

•                  The research-based pharmaceutical company will focus on select specialty products with breakthrough innovation that serve patient needs in some of the most critical medical areas, such as immunology, Multiple Sclerosis, chronic kidney disease, Hepatitis C, women’s health and oncology.  This company will continue to generate the majority of its revenue from developed markets.  The company’s sustainable portfolio and advancing pipeline, including established biologics expertise, have the potential to deliver accelerating revenue growth in the coming years.

•                  The diversified medical products company will be one of the largest and fastest growing investment opportunities in medical products with strong sales and ongoing earnings-per-share growth and a large, broad mix of products addressing many essential areas of health care.  It will generate nearly 40 percent of its sales in high-growth emerging markets, with further expansion expected in the coming years.

“Abbott will be one of the largest and fastest-growing global diversified medical products companies, with a compelling portfolio of durable growth businesses in medical technology, branded generic pharmaceuticals and nutritionals,” said Mr. White.  “We will continue to grow our product lines, market share and global presence, especially in emerging markets.”

“The research-based pharmaceutical company will be a leader in its industry with a strong and sustainable portfolio of specialty medicines and a promising pipeline of future products,” said Mr. Gonzalez.  “This business has been delivering market-leading performance and is well positioned for future success.”

Following are brief profiles of the two companies as their businesses exist today:

The Research-Based Pharmaceutical Company

•                  Annual Sales: Nearly $18 Billion (based on 2011 estimates)

•                  Portfolio: Numerous leading medicines, including: Humira, Lupron, Synagis, Zemplar, Kaletra, Creon, Duodopa, Synthroid, Androgel and others.

•                  Pipeline: Advancing pipeline of promising new specialty medicines and formulations, including more than 20 new compounds or indications in Phase 2 or 3 development across such disease states as immunology, chronic kidney disease, Hepatitis C, women’s health, oncology, and neuroscience, including Multiple Sclerosis and Parkinson’s and Alzheimer’s diseases.

The Diversified Medical Products Company (Abbott)

•                  Annual Sales: Approximately $22 Billion (based on 2011 estimates)

•                  Portfolio: Market-leading positions in established pharmaceuticals (branded generics outside the U.S.), adult and pediatric nutritionals, core laboratory diagnostics, point of care and molecular diagnostics, and medical devices, including vascular devices, diabetes care and vision care.  Abbott will have an extensive, broad-based pipeline of new technologies and products.

•                  Global and Emerging Markets Presence: Products in more than 130 countries with nearly 40 percent of sales in emerging markets today; Abbott is the leading pharmaceutical company in India and has a significant and growing presence in many other emerging markets.

Transaction Details

The transaction is intended to take the form of a tax-free distribution to Abbott shareholders of a new publicly traded stock for the new pharmaceutical company.  The expected stock distribution ratio will be determined at a future date.

It is expected that the two companies will each pay a dividend that, when combined, will equal the current Abbott dividend at the time of separation.

This announcement will not impact Abbott’s ongoing earnings-per-share guidance for 2011.  The transaction is expected to be completed by the end of next year, but is subject to final approval by the Abbott board of directors, receipt of a favorable ruling from the Internal Revenue Service on the tax-free nature of the transaction, and the effectiveness of a Form 10 registration statement that will be filed with the Securities and Exchange Commission that will include information about the distribution and related matters.  Abbott expects to incur one-time charges related to the transaction during the periods preceding the separation, to be quantified at a later date.

Abbott Conference Call

Abbott will discuss the transaction on its earnings conference call today at 8 a.m. Central time; 9 a.m. Eastern time.  The live Web cast will be accessible through Abbott’s Investor Relations Web site at www.abbottinvestor.com.

About Abbott

Abbott is a global, broad-based health care company devoted to the discovery, development, manufacture and marketing of pharmaceuticals and medical products, including nutritionals, devices and diagnostics.  The company employs nearly 90,000 people and markets its products in more than 130 countries.

Abbott’s news releases and other information are available on the company’s Web site at www.abbott.com.

— Private Securities Litigation Reform Act of 1995 —

A Caution Concerning Forward-Looking Statements

Some statements in this news release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995, including the planned separation of the research-based pharmaceutical company from the diversified medical products company and the expected financial results of the two companies after the separation. Abbott cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements, and there is no assurance as to the timing of the planned separation or whether it will be completed. Economic, competitive, governmental, technological and other factors that may affect Abbott’s operations are discussed in Item 1A, “Risk Factors,” to our Annual Report on Securities and Exchange Commission Form 10-K for the year ended Dec. 31, 2010, and in the interim reports filed on Form 10-Q for subsequent quarterly periods, and are incorporated by reference. Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments.

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